                         EXHIBIT 23.1


               Consent of Thacher Proffitt & Wood
                 (included in Exhibit 5 hereof)

                         EXHIBIT 23.2


                Consent of KPMG Peat Marwick LLP

The Board of Directors
Haven Bancorp, Inc.:


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Haven Bancorp, Inc., relating to the Haven Bancorp, Inc. 1996 Stock Incentive Plan, of our report dated January 25, 1996 with respect to the consolidated statements of financial condition of Haven Bancorp, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is incorporated by reference in the December 31, 1995 Annual Report on Form 10-K of Haven Bancorp, Inc. Our report includes an explanatory paragraph that refers to the adoption of a new accounting principle as discussed in the notes to those financial statements. We also consent to the reference to our firm under the heading "Experts" in the resale prospectus.


                                        KPMG PEAT MARWICK LLP



Jericho, New York
June 27, 1996